                        GREAT AMERICAN COMMUNICATIONS COMPANY

                              Offer for all Outstanding
                   9 % Series A Senior Subordinated Notes Due 2004

                                   in Exchange for
                   9 % Series B Senior Subordinated Notes Due 2004


          To Our Clients:

               Enclosed for your consideration  is a Prospectus, dated June
          ____, 1994 (the  "Prospectus"), and the related  Letter of Trans-
          mittal (the "Letter of Transmittal"), relating  to the offer (the
          "Exchange  Offer") of Great  American Communications Company (the
          "Company") to exchange its 9 % Series B Senior Subordinated Notes
          Due 2004 (the "Series B Notes") for its  outstanding 9 % Series A
          Senior Subordinated Notes  Due 2003 (the "Series  A Notes"), upon the terms and subject to the conditions described in the Prospec-
          tus.   The  Exchange Offer  is  being made  in  order to  satisfy certain obligations of the  Company contained in the Registration
          Agreement  dated as of February  18, 1994, among  the Company and the other signatories thereto.

               This  material is being  forwarded to you  as the beneficial owner of the Series A Notes carried by us in your account but not
          registered in  your name.   A tender of  such Series A  Notes may
          only  be made by us as the  holder of record and pursuant to your instructions.

               Accordingly, we request instructions as to whether you wish us to tender on your behalf the Series A Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

               Your instructions should  be forwarded to us  as promptly as possible in  order to permit us  to tender the Series  A Notes on your  behalf in  accordance with the  provisions of  the Exchange
          Offer.   The  Exchange Offer  will expire  at 5:00  p.m., Eastern
          Time, on June  ____, 1994, unless  extended by the Company.   Any
          Series A Notes  tendered pursuant  to the Exchange  Offer may  be withdrawn at any time before the Expiration Date.

               Your attention is directed to the following:

               1.   The Exchange Offer is for any and all Series A Notes.

               2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange
          Offer - Certain Conditions to the Exchange Offer."

               3.   Any transfer taxes incident to the transfer of Series A
          Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

               4. The Exchange Offer expires at 5:00 p.m., Eastern Time, on June ____, 1994, unless extended by the Company.

          If you wish to have us tender your Series A Notes, please so instruct  us by  completing, executing  and returning  to us  the
          instruction  form on  the  back of  this letter.   The  Letter of
          Transmittal  is furnished to you for information only and may not be used directly by you to tender Series A Notes.



                             INSTRUCTIONS WITH RESPECT TO
                                  THE EXCHANGE OFFER

               The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Ex-change Offer made by Great American Communications Company with respect to its Series A Notes.

               This will instruct you to tender the Series A Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related
          Letter of Transmittal.

               Please tender the Series A Notes held by you for my account as indicated below:

                                                      Aggregate Principal Amount of Series A Notes


          9 % Series A Senior Subordinated Notes
               Due 2004. . . . . .                    _______________________________


               Please do not tender Series A Notes
               held by you for my account.

          Dated:__________________, 1994     ______________________________________________________


                                             ______________________________________________________
                                                                Signature(s)


                                             ______________________________________________________


                                             ______________________________________________________
                                                           Please print name(s) here

                                             ______________________________________________________


                                             ______________________________________________________
                                                                  Address(es)

                                             ______________________________________________________
                                                          Area Code and Telephone Number

                                             ______________________________________________________
                                                             Tax Identification or Social
                                                                    Security No(s).

               None of the Series A Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provid-ed, your signature(s) hereon shall constitute an instruction to us to tender all the Series A Notes held by us for your account.
